INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              MELVILLE CORPORATION
------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MELVILLE CORPORATION
------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                              MELVILLE CORPORATION
                        ONE THEALL ROAD, RYE, N.Y. 10580

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MELVILLE CORPORATION, a New York corporation (the "Corporation") will be held at the offices of the Corporation, One Theall Road, Rye, New York 10580 on Tuesday, April 9, 1996, at 10:00 A.M., New York time, for the following purposes:

     1. To elect eleven directors to hold office for the term expiring in April, 1997;

     2.   To consider and vote upon the 1996 Directors Stock Plan;

     3.   To ratify the appointment of KPMG Peat Marwick LLP, as auditors; and

     4. To consider and transact such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 1, 1996 will be entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

                     By order of the Board of Directors.


                                                MELVILLE CORPORATION

                                                 ARTHUR V. RICHARDS
                                            Vice President and Secretary

Dated: March 7, 1996

                                   ----------

                                 PROXY STATEMENT

                                   ----------

     This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the enclosed Proxy, and the 1995 Annual Report are first being mailed to the shareholders of the Corporation on or about March 7, 1996.

                          ITEM 1--ELECTION OF DIRECTORS

     Eleven directors of the Corporation are to be elected at the Annual Meeting of Shareholders in April, 1996, for terms expiring in April, 1997. The persons named as proxies in the enclosed Proxy have advised the Corporation that the shares represented are to be voted at this Annual Meeting pursuant to the Proxy for the nominees for election as directors. The persons named as proxies have also advised the Corporation that it is their present intention, if any of said nominees shall unexpectedly become unavailable, to vote for the election of any person substituted by the management for any of said nominees.

     Mr. Donald F. McCullough, after twenty-one years of distinguished service on the Board, is retiring pursuant to Board policy and will not stand for re-election. In view of his retirement, the size of the Board will be decreased to eleven persons effective at the Annual Meeting of Shareholders on April 9, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL NOMINEES.

     The names, ages, shareholdings and principal occupations for the past five years of the nominees for election at this meeting, and the names of public companies of which they are presently serving as directors, are set forth below:

                                                                     First         Ownership of         Percent
                                                                    Became         Corporation's          of
Name                                                       Age     Director          Stock (1)           Class
----                                                       ---     --------          ---------           -----
ALLAN J. BLOOSTEIN                                         66        1989           8,500 Common           *
  Consultant in both retail and consumer goods                                      Shares (2)
  marketing; Director of Taubman Centers Inc.;
  Trustee or Director of various Smith Barney
  investment portfolios

W. DON CORNWELL                                            48        1994           3,100 Common           *
  Chairman of the Board and Chief Executive                                         Shares (2)
  Officer of Granite Broadcasting Corporation, a group
  broadcasting company

THOMAS P. GERRITY                                          54        1995           3,000 Common           *
  Dean of The Wharton School of the University                                      Shares (2)
  of Pennsylvania; Director of Digital Equipment
  Corporation, the Federal National Mortgage
  Association, Reliance Group Holdings, Inc. and
  the Sun Company, Inc.

STANLEY P. GOLDSTEIN                                       61        1984           639,768 Common         *
  Chairman of the Board and Chief Executive                                         Shares (2)(3)(4)(5)
  Officer and a member of the Executive Committee of
  the Corporation; prior to January 1, 1994, also
  President of the Corporation; Director of NYNEX
  Corporation



                                                                       First         Ownership of         Percent
                                                                      Became         Corporation's          of
Name                                                         Age     Director          Stock (1)           Class
----                                                         ---     --------          ---------           -----
MICHAEL H. JORDAN                                            59        1986          8,400 Common           *
  Chairman of the Board and Chief Executive                                           Shares (2)
  Officer of Westinghouse Electric Corporation, a
  diversified global technology based corporation; from
  August, 1992 to June, 1993, Principal of Clayton
  Dubilier & Rice, Inc., a private investment firm; prior
  to August, 1992, Chairman and Chief Executive Officer
  of PepsiCo International Food and Beverages, a worldwide
  food products and services company; member of the
  Executive Committee of the Corporation; Director of Aetna
  Life & Casualty Company, Dell Computer Corporation, and
  Rhone-Poulenc Rorer Inc.

WILLIAM H. JOYCE                                             60        1994          4,000 Common           *
  Chairman of the Board and Chief Executive Officer                                   Shares (2)
  of Union Carbide Corporation, a leading producer
  of chemicals and polymers; from January, 1993 to January,
  1996, President, Chief Operating Officer and Director of
  Union Carbide Corporation; from December, 1991 to January,
  1993, Executive Vice President of Union Carbide Corporation;
  from October, 1990 to December, 1991, Vice President of
  Union Carbide Corporation; Director of Reynolds Metals
  Company

TERRY R. LAUTENBACH                                          57        1991          6,500 Common           *
  Retired Senior Vice President of IBM                                                Shares (2)
  Corporation, a multinational advanced information
  technology company; member of the Executive
  Committee of the Corporation; Director of Air
  Products Corp., Varian Associates, Inc. and Trustee
  of Loomis-Sayles Mutual Funds

HARVEY ROSENTHAL                                             53        1994           270,207 Common          *
  President and Chief Operating Officer of the                                         Shares (2)(3)(4)
  Corporation; prior to January, 1994, Vice President
  of the Corporation and President and Chief
  Executive Officer of the CVS division of the
  Corporation



                                                                       First         Ownership of         Percent
                                                                      Became         Corporation's          of
Name                                                         Age     Director          Stock (1)           Class
----                                                         ---     --------          ---------           -----
IVAN G. SEIDENBERG                                           49        1993           4,000 Common            *
  Chairman of the Board and Chief Executive Officer                                    Shares (2)
  of NYNEX Corporation, a worldwide
  communications company; from January, 1995 to
  April, 1995, President, Chief Executive Officer and
  Director of NYNEX Corporation; from February, 1994 to
  January, 1995, President, Chief Operating Officer and
  Vice Chairman of NYNEX Corporation; from April, 1991 to
  February, 1994, Vice Chairman, Telecommunications Group,
  NYNEX Corporation; from May, 1990 to March, 1991,
  Executive Vice President, NYNEX Corporation and President,
  NYNEX Worldwide Information and Cellular Services Group;
  Director of AlliedSignal Inc. and Viacom Inc.

PATRICIA CARRY STEWART                                       67        1989           8,500 Common             *
  Retired Vice President of The Edna McConnell                                        Shares (2)
  Clark Foundation, a charitable foundation;
  Director of Bankers Trust New York Corporation

M. CABELL WOODWARD, JR.                                      67        1982          12,000 Common             *
  Retired Vice Chairman, Chief Financial Officer                                      Shares (2)
  and Director of ITT Corporation, a diversified
  multinational corporation; Chairman of the Executive
  Committee of the Corporation; Director of Capital
  Cities/ABC, Inc. and The Black & Decker Corporation
  and Trustee of a management investment company
  sponsored by Paine Webber

All directors and executive officers as a group
 (31 persons)                                                                        2,086,553 Common          2%
                                                                                      Shares (2)(3)(4)(5)(6)

----------

  *  Less than 1%.

(1) Unless otherwise indicated, ownership means sole voting and investment power. The number of shares and other information indicated in this table and, unless otherwise indicated, throughout this Proxy Statement, are as of March 1, 1996.

(2) The following shares of Common Stock included above for the indicated persons and group are not presently owned, but were subject to options which were outstanding on March 1, 1996 and were exercisable within 60 days thereafter: Mr. Goldstein, 452,000; Mr. Rosenthal, 253,667 each of Messrs. Bloostein, Jordan, Woodward and Ms. Stewart, 8,000; Mr. Lautenbach, 6,000; Mr. Seidenberg, 4,000; Mr. Joyce, 3,000; Mr. Cornwell, 3,000; Mr. Gerrity, 2,000; directors and executive officers as a group 1,748,402 (31 persons).

(3) The following shares of Common Stock included above for the indicated persons and group were granted under the Corporation's Omnibus Stock Incentive Plan and are subject to certain restrictions as to continued employment and transfer of such shares as provided in the plan: Mr. Goldstein, 12,629; Mr. Rosenthal, 7,683; executive officers as a group (22 persons) 114,569.

(4) The Melville Corporation and Subsidiaries Employee Stock Ownership Plan (the "ESOP") held as of March 1, 1996, 6,160,405 shares of the Corporation's Series One ESOP Convertible Preference Stock. The Bank of New

     York, the trustee of the ESOP, will vote shares held by the ESOP in proportion to instructions received from plan participants. As of December 31, 1995 the last date on which an allocation was made, Messrs. Goldstein and Rosenthal have each been allocated 671 shares; and all executive officers as a group (22 persons) have been allocated 9,127 shares. These amounts have not been included in the above table.

(5) Of the shares shown opposite Mr. Goldstein's name, 9,434 shares are owned of record by a non-profit charitable foundation of which he is President and shares voting and investment power and 20,000 shares are owned by Mr. Goldstein's wife. Mr. Goldstein disclaims beneficial ownership of all such shares.

(6) Included in the shares of Common Stock for the group are the shares owned, subject to certain restrictions as to continued employment or subject to options which were exercisable within 60 days of March 1, 1996, for the following named executive officers: Gary L. Crittenden, 20,000 shares subject to stock options; Jerald L. Maurer, 1,268 shares owned, 941 shares subject to restrictions and 56,667 shares subject to stock options; and Jerald S. Politzer, 12,119 shares owned, 5,298 shares subject to restrictions and 175,666 shares subject to stock options.

     The Corporation is not aware of any person who owned beneficially more than 5% of the outstanding voting securities of the Corporation as of March 1, 1996, except as shown in the following table:

                                                                                    No. of             Percent
       Title of Class                 Name and Address of Beneficial Owner          Shares             of Class*
       --------------                 ------------------------------------          ------             ---------
Common Stock .......................  Invesco PLC                                  11,579,606             11%
                                       1315 Peachtree St.,
                                       N.E. Suite 500
                                       Atlanta, GA 30309

Common Stock .......................  Putnam Investments, Inc.                      6,802,100            6.5%
                                       One Post Office Square
                                       Boston, MA 02109

Series One ESOP
 Convertible Preference
 Stock .............................  Melville Corporation and Subsidiaries         6,160,405            100%
                                       Employee Stock Ownership Plan Trust
                                       c/o Bank of New York, as Trustee
                                       48 Wall Street
                                       New York, NY 10005

----------

* Based on all outstanding shares of Common Stock and Series One ESOP Convertible Preference Stock as of March 1, 1996, the percent of voting securities owned by Invesco PLC, Putnam Investments, Inc., and the ESOP Trust are 10.4%, 6.1% and 5.5%, respectively.

     Invesco PLC ("Invesco") filed a statement with the Securities and Exchange Commission (the "SEC") dated February 2, 1996 on Schedule 13G under the Securities Exchange Act of 1934, as the parent holding company in accordance with Rule 13d-1(b)(ii)(G) of such Act, disclosing beneficial ownership of greater than 5% of the Corporation's Common Stock (11,579,606 shares). According to the statement, Invesco and/or subsidiaries have shared voting power, and shared dispositive power over all shares, and Invesco has certified that all of these shares were acquired in the ordinary course of business, and not for the purpose of changing or influencing the control of the Corporation.

     A Schedule 13G dated January 29, 1996 was filed with the SEC on behalf of Putnam Investments, Inc. and its parent corporation, Marsh & McLennan Companies, Inc. (collectively "Putnam") disclosing beneficial ownership of more than 5% of the Corporation's Common Stock (6,802,100 shares). According to the statement, Putnam has shared voting power over 40,950 shares and shared dispositive power over 6,802,100 shares of the Corporation's Common Stock. These shares were acquired for investment purposes and not to change or influence the control of the Corporation.

     Each participant in the Melville Corporation and Subsidiaries Employee Stock Ownership Plan ("ESOP") instructs the Trustee of the ESOP how to vote his or her shares. As to unallocated shares and shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all of the shares with respect to which it has received timely voting instructions. As of the date hereof, each share of Series One ESOP Convertible Preference Stock is entitled to one vote per share on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of four independent, non-employee directors. The Compensation Committee has prepared the following report on the executive compensation program, in which executive officers including those named in the Summary Compensation Table participate, addressing the specific decisions made with respect to 1995 compensation.

     Compensation Policies. The Compensation Committee has established several important policies as a framework for the Corporation's executive compensation program. The compensation program is designed to motivate key executives to achieve business objectives, reward them for their achievements and align their interests with the long-term interests of shareholders. The compensation program is also designed to provide compensation opportunities which are comparable in the aggregate to those offered by peer companies in the retail industry, allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's success.

     In 1995, the Committee engaged a leading, national compensation consultant to research market data and best practices for the Chief Executive Officer and certain executive officers, including those named in the Summary Compensation Table, to compare their salary and other compensation awards to retail industry standards and to make appropriate recommendations reflective of the business cycle the Corporation was in. This comparison included cash compensation levels reported for senior executives of nine specific retailers with sales ranging from approximately $7 billion to $20 billion. All companies in this survey group are included in the S&P Retail Composite Index. The comparison also included a review of compensation levels reported for positions with similar responsibilities in two published surveys, which included 94 and 17 companies respectively, in the retail industry. The Compensation Committee believes that the best references for assessing executive compensation levels are similarly sized retailers and, as such, reviewed those companies within a comparable sales range. The study produced two key recommendations: tie senior management more closely to shareholder value and increase the competitiveness of the long term component of the Chief Executive Officer's and named executives' total remuneration. The vehicle chosen to achieve these objectives was multi-year stock option grants to these individuals; concurrently, the Committee eliminated performance-based restricted stock grants for this group.

     Compensation in 1995 for the Corporation's executive officers named in the Summary Compensation Table, was comprised of base salary, cash bonuses under a profit incentive plan and stock options. Total executive compensation levels, including salaries, annual incentives, and long term incentives, were targeted in 1995 at the median of compensation paid by comparable companies in the survey group. Total compensation levels of executive officers may range below and above median in any one year and over a period of years based on performance against annual and long term business objectives and total return to shareholders.

     Base Salary. The Committee reviews base salaries annually and considers increases based on corporate profitability, competitive salaries, position responsibility levels and individual qualifications and performance. The Chief Executive Officer's base salary has not been increased since 1993. In 1994, the Committee alternatively decided to increase the Chief Executive Officer's cash bonus opportunity under the profit incentive plan to 60% of base salary, from 46% in 1993, placing a higher percentage of his compensation at risk based on company performance. The same bonus opportunity continued for 1995.

     Profit Incentive Plan. The profit incentive plan is a cash incentive or bonus program that rewards employees based on performance relative to predetermined objectives established for the year. Awards to executive officers, including those named in the Summary Compensation Table, as well as awards to other participants with corporate responsibilities, are based on achievement of the annual budget for the Corporation, measured by consolidated earnings before Federal income taxes. For executives and other employees with division responsibilities, achievement of division profit budgets and individual performance determine the awards earned.

     The award paid to each participant if earnings equal 100% of the annual budget is known as the "Normal Award". Normal Awards range up to 60% of base salary for the Chief Executive Officer (such percentage was determined by taking into account total compensation packages at comparable companies) and scale down depending on position responsibilities. This bonus plan provides for larger awards, up to a maximum award of 200% of the Normal Award if earnings exceed budget, and smaller or no awards if earnings are below budget, according to a predetermined performance scale.

     For 1995, no annual bonus was awarded to the Chief Executive Officer or other executive officers with corporate responsibilities (including named executives), because Corporate earnings were below the minimum threshold level for the year, even though a major restructuring of the Corporation was approved by the Board and announced to its shareholders.

     Stock Options. As mentioned previously, in 1995, the Committee engaged a leading, national compensation consultant to research market data and best practices for the Chief Executive Officer and executives named in the Summary Compensation Table to compare their salary and other compensation awards to retail industry standards and to make appropriate recommendations reflective of the business cycle the Corporation was in. Based on the findings of this study and a previous study in 1994, normal 1994 stock option grants were deferred until April 1995 to align these grants (made in October in previous years) with the April review of the Chief Executive Officer's and named executives' total remuneration.

     As a result of the Committee's review of total remuneration market data and best practices, in April 1995, a significant grant of stock options was made to the Chief Executive Officer and other executive officers including those named in the table. This option grant, which carried a staggered three-year rather than the standard one-year vesting period, was intended to replace the standard annual grants over the three-year period from 1995 to 1997. These grants provide a significant incentive for achieving high shareholder returns over the long term as well as provide for meaningful gains if substantial stock appreciation is achieved thereby aligning the interests of executives with those of the Corporation's shareholders. The exercise price of any stock option award may not be less than 100% of the fair market value of a share of the Corporation's Common Stock on the date the stock options are granted.

     Performance-Based Restricted Stock. The purpose of the performance-based restricted stock awards granted in recent years continues to be to further motivate executives to achieve annual business objectives, encourage retention and reward the creation of long term shareholder value. The number of shares of performance-based restricted stock awarded (which is based on competitive pay practices) is determined by dividing fixed percentages of salary, which vary by position, by the stock price on the date of grant. The actual number of restricted shares that may be earned by executives is determined by one year performance standards, which are based on the Corporation's annual return on net assets as measured against a pre-approved budget. For Corporate participants, if the Corporation's actual performance falls below a minimum threshold percentage of budget, the right to receive the entire number of shares granted is forfeited. If actual performance equals 100% of budget, 100% of shares awarded are earned. For actual performance which equals or exceeds the minimum threshold of budget, between 25% to a maximum of 200% of the shares awarded may be earned depending on the percentage of budget achieved. For participants with division responsibilities, performance for the division is measured against division budgets.

     Once earned, such shares remain restricted until the third anniversary from the date of grant. During the restriction period, executives may not sell, assign, bequeath, transfer, pledge or otherwise dispose of the shares. If an executive leaves the employ of the Corporation before the restrictions lapse, except for termination due to death, disability or retirement, the shares are subject to forfeiture.

     As mentioned previously, in 1995 the Committee did not grant performance-based restricted stock to the Chief Executive Officer or to the other executives named in the Summary Compensation Table. The only awards of restricted stock in 1995, which were not performance-based, were in connection with the hiring or retention of employees, but the rights to these awards are subject to forfeiture if the recipient ceases to be employed by the Corporation during the restriction period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, which took effect January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and four other executive officers named in the Summary Compensation Table. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. As was the case in 1995, the Corporation's current intention is to structure the performance-based portion of the compensation of its executive officers (which in 1995 consisted of annual profit incentive awards and stock option grants) in a manner that complies with this law. However, while the Committee's policy is to preserve corporate tax deductions, it also maintains the flexibility to approve compensation arrangements which it deems to be in the best interests of the Corporation and its stockholders but which may not always qualify for full tax deductibility.

                                   Compensation Committee Members

                                   Donald F. McCullough, Chairman
                                   Allan J. Bloostein
                                   Ivan G. Seidenberg
                                   M. Cabell Woodward, Jr.

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation awarded to, earned by or paid to the five named key policy-making officers for all services rendered to the Corporation and its subsidiaries during each of the Corporation's last three fiscal years.

                                                                         Long Term Compensation
                                                                 -------------------------------------
                                          Annual Compensation             Awards              Payouts
                                         --------------------    --------------------------  ---------
                                                                 Restricted                     LTIP       All Other
                                                                 Stock Award    Options/       Payouts   Compensation
Name and Principal Position      Year     Salary($)  Bonus ($)     ($)(1)    # of Shares (2)   ($)(3)       ($)(4)
---------------------------      ----     ---------  ---------     ------    ---------------   ------       ------

Stanley P. Goldstein             1995    1,050,000         0            0      450,000              0       3,750
 Chairman of the Board,          1994    1,050,000   491,400      240,863            0        109,549       4,350
 Chief Executive Officer         1993    1,050,000   285,000      192,893       30,000        228,028       6,338
 Director of the Corporation
Harvey Rosenthal                 1995      787,500         0            0      350,000              0       6,796
 President, Chief Operating      1994      750,000   292,500      143,378       25,000         10,276       7,350
 Officer and Director of the
 Corporation
Jerald S. Politzer               1995      651,250         0            0      200,000              0       7,208
 Executive Vice President        1994      625,000   204,750       92,150            0         50,864       7,350
 of the Corporation              1993      600,000   148,700       93,007       16,000         65,121      10,835
Gary L. Crittenden               1995      442,500         0            0      100,000              0           0
 Former Senior Vice President,   1994        9,810         0      313,125       20,000              0           0
 Chief Financial Officer of the
 Corporation
Jerald L. Maurer                 1995      323,750         0            0      125,000              0       5,021
 Senior Vice President           1994      275,000    68,640       28,524       15,000              0           0
 of the Corporation

----------

(1) All restricted stock disclosed in this table and currently outstanding with the exception of shares granted to Mr. Crittenden, reflect awards of performance-based restricted stock, which is contingent upon meeting one year performance objectives and subject to a three year holding period from the date of grant. Based on the number of shares of restricted stock earned at the end of the one year performance period, dividends are paid at the same rate as paid to all shareholders from the date of the contingent award. On December 31, 1995, Mr. Goldstein had a right to receive, in the aggregate, 12,629 restricted shares having a market value on December 31, 1995 of $384,395, Mr. Rosenthal had a right to receive, in the aggregate, 7,683 restricted shares having a market value on December 31, 1995 of $233,851, Mr. Politzer had a right to receive, in the aggregate, 5,298 restricted shares having a market value on December 31, 1995 of $161,257 and Mr. Maurer had a right to receive, in the aggregate, 941 restricted shares having a market value on December 31, 1995 of $28,642. Mr. Crittenden had a right to receive, in the aggregate, 10,000 restricted shares having a market value on December 31, 1995 of $308,750. Mr. Crittenden's shares had a vesting date of December 22, 1997 and have been forfeited as a result of his resignation.

(2) The 1995 option grants were multi-year grants that vest in one-third increments over a three-year period.

(3) Represents performance shares granted for the 1992-1994 performance cycle based on the market value on December 31, 1994 of $30.31 and performance shares granted for the 1991-1993 performance cycle based on the market value on December 31, 1993 of $41.19. These units were earned at the end of the three year performance cycle based on pre-established financial performance objectives with respect to earnings per share growth and return on equity.

(4) For 1995, includes $750, $3,796, $4,208, and $2,021 contributed under the Corporation's 401K Profit Sharing Plan ("401K Plan") for Mr. Goldstein, Mr. Rosenthal, Mr. Politzer, and Mr. Maurer, respectively, and 56.13. ESOP shares based on an assumed market value of $53.45 per share (total value of $3,000) contributed under the Corporation's ESOP for each of these named executives. For 1994, includes $1,350, $4,350, and $4,350 contributed under the Corporation's 401K Plan for Mr. Goldstein, Mr. Rosenthal and Mr. Politzer, respectively, and 56.13 ESOP shares based on an assumed market value of $53.45 per share (total value of $3,000) contributed under the Corporation's ESOP for each of these named executives. For 1993, includes $1,621 and $6,118 contributed under the 401K Plan for Mr. Goldstein and Mr. Politzer, respectively, and 88.25 ESOP shares based on an assumed market value of $53.45 per share (total value of $ 4,717) contributed for each of these named executives.

                  OPTION GRANTS IN FISCAL YEAR ENDING 12/31/95

The following table summarizes activity relating to stock options awarded to the named executive officers in the last fiscal year.

                                                                                           Present Value (3)
                                                       Individual Grants (1)                 On Grant Date
                                        -------------------------------------------------  ------------------
                                                   Percentage of
                                                   Total Options
                                                    Granted to
                                        No. of       Employees   Exercise
                                        Options      in Fiscal     Price       Expiration
Name                                    Granted        Year       ($/Sh)          Date         Value ($)
----                                    -------        ----       ------          ----         ---------
Stanley P. Goldstein                    450,000        14.8%      $37.375       4/10/2005     $4,120,594
Harvey Rosenthal                        350,000        11.5%      $37.375       4/10/2005     $3,204,906
Jerald S. Politzer                      200,000         6.6%      $37.375       4/10/2005     $1,831,375
Gary L. Crittenden                      100,000(2)      3.3%      $37.375       4/10/2005     $  915,688
Jerald L. Maurer                        125,000         4.1%      $37.375       4/10/2005     $1,144,609

----------

(1) These options are multi-year grants that become exercisable in one-third increments over a three-year period. They were awarded at fair market value on the date of grant.

(2) In view of Mr. Crittenden's resignation effective February 16, 1996, none of his options shown in this table will be exercisable.

(3) The hypothetical present values on grant date are calculated using the Black-Scholes option pricing model which for 1995 grants was determined based on the following six inputs: (1) the option exercise price is $37.375; (2) the fair value of the stock under option at the time of grant is also $37.375; (3) the dividend yield is 4.07% which equals the $1.52 dividend to be paid to shareholders during the year prior to the date of grant of the option divided by the stock price of $37.375; (4) the option term is 10 years; (5) the volatility of the stock is 19.27%, based on an analysis of weekly closing stock prices and dividends paid during the three-year period prior to the grant of the options; and (6) the assumed risk-free rate of interest is 7.32%, equivalent to a 10 year treasury yield at the time of grant of the options. No other discounts or any other restrictions related to vesting or the likelihood of vesting were applied.

           AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING 12/31/95
                           AND YEAR-END OPTION VALUES

     The following table summarizes stock option exercise activity for the named executive officers during the last fiscal year and the fiscal year-end values of unexercised options.

                                                                                                      Value of
                                                                               Number of             Unexercised
                                                                              Unexercised           In-the-Money
                                                                              Options at             Options at
                                                                          Fiscal Year-End(#)      Fiscal Year-End($)
                                       Shares Acquired       Value           Exercisable/           Exercisable/
Name                                   on Exercise(#)     Realized($)        Unexercisable          Unexercisable
----                                   --------------     -----------        -------------          -------------
Stanley P. Goldstein .................     --                 --            302,000/450,000           61,875/0
Harvey Rosenthal .....................     --                 --            137,000/350,000           28,875/0
Jerald S. Politzer ...................     --                 --            109,000/200,000                0/0
Gary L. Crittenden ...................     --                 --             20,000/100,000                0/0
Jerald L. Maurer .....................     --                 --             15,000/125,000                0/0



       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDERS RETURN AMONG
            MELVILLE CORPORATION, S&P INDEX AND S&P RETAIL COMPOSITE

                        GRAPHICAL REPRESENTATION OF CHART

                          1990     1991     1992      1993      1994     1995
                          ----     ----     ----      ----      ----     ----
Melville                  $100     $109     $134      $106      $ 84     $ 88
S&P 500                   $100     $130     $140      $155      $157     $215
S&P Retail Composite      $100     $158     $186      $178      $162     $182

     Income Continuation Policy. The Corporation has in effect an Income Continuation Policy for Select Senior Executives of Melville Corporation (the "Income Continuation Policy"), which provides by its terms together with the employment agreements referred to below, that in the event of a change in control, as defined in the Income Continuation Policy, and subsequent termination of employment by the Corporation other than for cause, or by the executive with good reason (as defined in the Income Continuation Policy), within twenty-four (24) months of a change in control, the Chief Executive Officer and other named executive officers in the Summary Compensation Table (other than Mr. Crittenden who is no longer with the Corporation) will be entitled to receive from the Corporation a single sum payment equal to three (3) times annual base pay plus their full normal annual incentive compensation award immediately prior to such termination of employment. In addition, upon such a termination of employment, each covered executive will be entitled to remain a participant in all employee welfare benefit plans maintained by the Corporation at the time of such termination of employment for a period of twenty-four (24) months after such termination of employment (or if such participation is not possible under the terms of any such plan, each such executive shall be provided with benefits which are comparable to the coverage provided by such plan). The Income Continuation Policy also provides that in the event of a change in control each covered executive shall be fully vested in all shares previously awarded to the executive under the Corporation's Omnibus Stock Incentive Plan and any successor plan thereto without regard to any restrictions previously imposed under the terms of such plan and entitled to exercise any stock options on the Corporation's Common Stock (whether or not otherwise exercisable). In addition, upon termination of employment each outstanding option shall remain exercisable until the earlier of six (6) months after such termination, provided such exercise does not violate the terms of the plan under which such option was granted, or the expiration of the option period specified in such plan. The Income Continuation Policy also provides that if payments under such policy or the Supplemental Executive Retirement Plan described below are subject to tax under Section 4999 of the Internal Revenue Code (which deals with certain payments contingent on a change in control), the Corporation will make an additional payment to the covered executive in respect of such tax.

     Supplemental Executive Retirement Plan. The Corporation provides Supplemental Executive Retirement Plans for Select Senior Management of Melville Corporation (the "Supplemental Retirement Plans"). These Supplemental Retirement Plans are designed to increase the retirement benefits of selected executive employees with at least ten (10) years of credited service. The executive officers named in the Summary Compensation Table with at least ten (10) years of credited service receive upon retirement at or after age sixty (60) an annual benefit equal to 50% of final compensation less any amounts provided by other retirement programs of the Corporation. In the case of retirement on or after age fifty-five (55) but before age sixty (60), a reduced benefit is provided. Except in the event of a change in control (as defined in the plan) or as provided in the employment agreements referred to below, no benefits are payable to an eligible executive who terminates employment prior to age fifty-five (55) or prior to completing ten (10) years of credited service. Benefits are generally payable in annual installments for the life of the executive, but other forms of payment of equivalent actuarial value may be elected. In the event of a change in control, eligible executives then covered by these plans whose employment is terminated as described in the Corporation's Income Continuation Policy are entitled within the following twenty-four (24) month period to receive their benefit in a lump sum payment, the amount of which is reduced if the executive has less then ten (10) years of credited service and/or if the executive is less than age sixty (60), payable at its present value. Assuming continued employment of these individuals until age 55 or 60 and 5% annual increases in existing compensation levels, the table below shows the estimated annual benefit payable.

                                                    Age 55          Age 60
                                                    ------          ------
   Mr. Goldstein (1) ...........................   $    N/A        $805,000
   Mr. Rosenthal ...............................   $299,000        $746,000
   Mr. Politzer ................................   $266,000        $650,000
   Mr. Crittenden (2) ..........................   $210,000        $515,000
   Mr. Maurer (3) ..............................   $    N/A        $364,000

----------

(1)  Mr. Goldstein is currently age 61.

(2) Mr. Crittenden resigned effective February 16, 1996 and therefore will not be eligible for benefits under this plan.

(3)  No benefit is payable to Mr. Maurer under this plan until age 61.

     In 1995, the Corporation entered into employment agreements with Messrs. Rosenthal, Politzer and Maurer. The agreements have terms of 5 years, except the term is 3 years for Mr. Rosenthal, and are automatically renewed for year terms unless notice is given at least 180 days in advance. The agreements provide for a base salary of $800,000, $660,000 and $390,000, respectively, and target annual incentive awards of 50%, 42% and 40%, respectively, of base salary. Generally, the executives are entitled to participate in the Corporation's employee benefit and long term incentive programs as well as the Income Continuation Policy and the Supplemental Retirement Plan. In addition, Mr. Maurer is entitled to a retirement benefit at age 62 equal to $48,000 per year, less what he is entitled to receive under the Supplemental Retirement Plan. In the event of death during the term of the agreement the executive's estate or beneficiary is entitled to receive pro rata annual incentive awards for the year of death, to exercise vested stock options for a period of up to one year after death, and to receive all restricted stock awards free of any prior restrictions. If the executive is terminated without cause, as defined in the agreements, or if the executive terminates his employment after the occurrence of certain specified events including a change of control as defined by the Income Continuation Policy, (a "constructive termination"), the executive is entitled to receive his base salary amount for a period of 24, 24 and 36 months, respectively (the "severance period"); a pro rata annual incentive award for the year in which such termination occurs; an amount equal to 2 times (3 times for Mr. Maurer) 50%, 42%, and 40%, respectively, of base salary, payable monthly during the severance period; lapsing of restrictions on outstanding restricted stock during the severance period in accordance with the normal terms of such awards for Mr. Maurer and immediate lifting of all restrictions for Messrs. Rosenthal and Politzer; generally to exercise options outstanding on the date of termination of employment during the severance period and for 90 days thereafter, except vesting of stock options shall occur in accordance with the original schedule of the option, and continued participation during the severance period in all applicable health and welfare benefits programs of the Corporation.

     In connection with Mr. Crittenden's employment by the Corporation, in 1995 he received a relocation loan in the principal amount of $500,000, bearing interest at 6.38% per annum compounded annually. In view of Mr. Crittenden's resignation, this loan will be repaid in full by June of 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ivan Seidenberg, the Chairman and Chief Executive Officer of NYNEX, who is one of the directors standing for re-election, serves on the Corporation's Compensation Committee. Mr. Stanley Goldstein, the Chairman and Chief Executive Officer of the Corporation, serves on the Board of Directors of NYNEX but does not serve on NYNEX's Compensation Committee.

                       ITEM 2 --1996 DIRECTORS STOCK PLAN

     In 1995, the Board of Directors authorized a complete study of the Corporation's practices with respect to director compensation. After a full review, the Board of Directors determined to cease further accruals under the Directors Retirement Plan and to eliminate the existing annual stock option grant and instead to make an annual grant of Common Stock, to mandate that one-half of each directors' annual retainer fees be paid in Common Stock, to permit directors to elect to receive such directors' other compensation in the form of Common Stock, and to permit each director who is entitled to a prior benefit under the Directors Retirement Plan to elect to receive the present value of such benefit in the form of a grant of Common Stock. The Board of Directors believes these changes will give each director a more direct interest in the financial performance of the Corporation and will more effectively align the directors' interest with that of the shareholders.

     As part of the implementation of this new director compensation program, the Board of Directors adopted on January 10, 1996, subject to the approval of shareholders, a new stock plan designated as the "1996 Directors Stock Plan" (and defined herein as the "1996 Plan"), permitting stock grants for an aggregate of 150,000 shares of the Corporation's Common Stock to Directors who are not employees of the Corporation. The Board believes that the adoption of the 1996 Plan will continue to permit the Corporation to compete with other organizations in attracting and retaining the services of directors of exceptional talent who are able to make important contributions to the Corporation. The Board of Directors believes that approval of the 1996 Plan is in the best interests of the Corporation and its shareholders.

     Below is a brief description of the principal features of the 1996 Plan. The full text of the 1996 Plan is attached as Exhibit A, and reference is made thereto for a complete statement of its terms.

     Eligibility. The directors eligible (the "Eligible Directors") to receive grants under the 1996 Plan consist of directors of the Corporation who at the time of grant are not, and within the one year period immediately preceding such time of grant have not been, an employee of the Corporation or its subsidiaries or otherwise eligible for selection to participate in any plan of the Corporation or its subsidiaries that entitles the participants therein to acquire stock or stock options of the Corporation or its subsidiaries other than under the Directors Stock Option Plan. The present directors and nominees for election as directors who are Eligible Directors are Messrs. Bloostein, Cornwell, Gerrity, Jordon, Joyce, Lautenbach, Seidenberg, Woodward and Ms. Stewart. If elected, these directors will receive 300 shares of Common Stock following the Annual Meeting of Shareholders and will receive one-half of their annual retainer in shares, which based on the stock price on March 1, 1996 of $32.38 per share, is 386 shares per director.

     Shares Subject to the 1996 Plan. Not more than an aggregate of 150,000 shares of the Corporation's Common Stock may be issued under the 1996 Plan. All Eligible Directors as of the end of the Annual Meeting of Shareholders of the Corporation, commencing with the 1996 annual meeting, shall automatically receive a grant of 300 shares of the Corporation's Common Stock. The shares to be delivered under the plan may be made available from newly issued shares or from shares reacquired by the Corporation, including such shares purchased in the open market.

     One-half of the annual retainer fees for each Eligible Director shall be paid in shares of Common Stock. Eligible Directors may also elect to receive remaining compensation, including additional fees to chair committees of the Board but not including attendance fees, in shares of Common Stock. In addition, each Eligible Director may elect to defer receipt of compensation payable in Common Stock until termination of service as a director. In this case, such directors will receive dividend equivalent credits on the deferred shares.

     In connection with the termination of the Director Retirement Plan, each Eligible Director may elect that in lieu of receiving the previously accrued benefit in pension payments upon retirement the director will receive the value of such payments in the form of an additional grant of Common Stock. The amount of such grant will be calculated under actuarial assumptions determined by the Corporation's benefit consultants.

     All shares of Common Stock issued to an Eligible Director while a director are nontransferable for six months to the extent necessary for such issuance to be eligible for exemptive relief under Section 16 of the Securities Exchange Act of 1934.

     Administration. The 1996 Plan will be administered by the Board of Directors. Subject to the provisions of the 1996 Plan, the Board shall be authorized to interpret, establish, amend, and rescind any rules and regulations relating thereto and to make all other determinations necessary or advisable for the administration of such plan. However, the Board shall have no discretion with regard to selection of directors to receive grants under the plan or the number of shares of stock subject to any grants.

     Certain Adjustments. In the event of any split-up, combination of shares, stock dividend, merger, consolidation, or recapitalization, adjustments shall be made in the number of shares subject to outstanding grants under the 1996 Plan and in the number of shares for which grants may be made individually and in the aggregate as may be determined to be appropriate by the Board.

     Amendments, Suspension or Discontinuance. The Board of Directors may at any time amend, suspend or discontinue the 1996 Plan, but may not, without the prior approval of shareholders, make any amendment which extends the term of the Plan, increases the total number of shares for which grants may be made individually or in the aggregate, or changes the eligibility rule for grants.

     Termination of the 1996 Plan. No grants may be made under the 1996 Plan after April 8, 2006.

     Federal Income Tax Consequences of the 1996 Plan. All Eligible Directors under the 1996 Plan are currently subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), and, therefore, when such director receives shares under the 1996 Plan while a director, ordinary income is not recognized at that time unless the election described below is made. Such directors will instead recognize ordinary income equal to the fair market value of the shares received on the first day the sale of such shares at a profit is no longer subject to Section 16(b) of the Act and the Corporation will be entitled to a deduction of a like amount for Federal income tax purpose at that time. Income tax regulations state that such date is six months (less one day) after the acquisition of such shares.

     As an alternative to the above, within 30 days of the transfer of such shares to the director, the director may elect to have the fair market value of the stock on the date of issuance be treated as ordinary income to the director in which case it will be allowed as a deduction for Federal income tax purposes to the Corporation. If the director elects this alternative, when a director disposes of the shares, any amount received in excess of the market value of the shares on the date of issuance will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of issuance, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

     If a director receives shares after ceasing to be subject to Section 16(b) of the Act, such receipt will result in the fair market value of such shares being immediately taxable as ordinary income and the Corporation will be allowed a deduction for Federal income tax purposes at that time.

     A majority of the votes cast at the meeting of the Common Stock and ESOP Preference Stock of the Corporation, voting together as a single class, is required for approval of the Directors Stock Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE DIRECTORS STOCK PLAN, AS DESCRIBED ABOVE.

                  ITEM 3 --APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP was the Corporation's independent auditor for the year ended December 31, 1995 and has been appointed by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the year ending December 31, 1996. This appointment is being submitted to the shareholders for ratification. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting of Shareholders on April 9, 1996 and will be given the opportunity to make a statement and/or to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE CORPORATION'S INDEPENDENT AUDITORS.

                               BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     During the 1995 fiscal year, there were ten meetings of the Board of Directors. The Corporation maintains standing Audit, Nominating and Compensation Committees of the Board of Directors. Mr. Jordan attended six of the ten board meetings.

     The Audit Committee held four meetings during the 1995 fiscal year. The duties of the Audit Committee are (i) to consider the adequacy of the accounting and internal control systems, (ii) to oversee the audit function, both independent and internal, (iii) to review annual consolidated financial statements, (iv) to direct and supervise special investigations, (v) to recommend to the Board of Directors the appointment of independent auditors,
(vi) to review non-audit services provided by the independent auditors, (vii) to review conflict of interest policy and compliance procedures and (viii) to report to the Board of Directors from time to time and make such recommendations and observations as it sees fit.

     The members of the Audit Committee are:

           Patricia Carry Stewart, Chairman
           W. Don Cornwell
           Thomas P. Gerrity
           William H. Joyce
           Terry R. Lautenbach

     The Nominating Committee held two meetings during the 1995 fiscal year. The duties of the Nominating Committee are to nominate, in concert with the Chairman of the Board of Directors, any new director for election by the Board of Directors. The Nominating Committee will consider nominees recommended by the shareholders; the Committee, however, does not have any formal procedure to be followed by shareholders in submitting such recommendations.

     The members of the Nominating Committee are:

           Terry R. Lautenbach, Chairman
           Allan J. Bloostein
           M. Cabell Woodward, Jr.

     The Compensation Committee held nine meetings during the 1995 fiscal year. The duties of the Compensation Committee are (i) to review and approve the salaries, bonuses and other compensation of all officers and directors of the Corporation and its subsidiaries and of each executive of the Corporation and its subsidiaries whose base salary is greater than $200,000 per annum, (ii) to administer the Omnibus Stock Incentive Plan and any outstanding awards under the 1973 and 1987 Stock Option Plans subject to the terms of such plans and (iii) to administer any profit incentive plans for the benefit of the Corporation and its divisions.

     The members of the Compensation Committee are:

           Donald F. McCullough, Chairman*(1)
           Allan J. Bloostein
           Ivan G. Seidenberg
           M. Cabell Woodward, Jr.

                             DIRECTORS COMPENSATION

     Summarized below are each of the components of Directors Compensation in effect for the fiscal year ended December 31, 1995. Contingent upon approval of the 1996 Directors Stock Plan being submitted to shareholders for approval pursuant to this proxy statement, these components will change in order to more closely link the interests of directors and shareholders (see Item 2 above--1996 Directors Stock Plan).

     Annual Retainer. Each director who is not an employee of the Corporation receives a retainer of $25,000 per year and a fee of $1,000 for each Board or committee meeting that he or she attends. In addition, each director who is not an employee of the Corporation receives an annual retainer of $2,500 for each committee he or she chairs. Upon approval of the Directors Stock Plan, one-half of the annual retainer will be paid in the Corporation's Common Stock. At a Director's election, all retainers may be paid in the Corporation's Common Stock.

     1989 Directors Stock Option Plan and Directors Retirement Plan. Contingent upon approval of the 1996 Directors Stock Plan, in the future these plans will not be components of director compensation. Pursuant to the 1989 Directors Stock Option Plan, on January 11 of each calendar year non-employee directors received an option to purchase 1,000 shares of the Corporation's Common Stock except that any director who became an eligible director after February 24, 1989 was granted an initial option to purchase 2,000 shares of the Corporation's Common Stock, at the fair market value on the date of grant. In view of the approval of the Directors Stock Plan by the Board on January 10, 1996, contingent on shareholder approval, no stock option awards were made to directors in 1996.

     Pursuant to the Directors Retirement Plan, non-employee directors who retired at age 65 or older with at least five years of service were eligible to receive retirement benefits equal to the annual retainer paid by the Corporation immediately prior to such directors retirement. For directors with more than five but less than ten years of service, such benefit was payable for the lesser of the total number of years of service or life. For directors with at least ten years of service, such benefit was payable for the life of the director.

     Directors and Officers Liability Insurance. The Corporation has purchased directors and officers liability insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. This insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, PA; Federal Insurance Company of Warren, NJ; Royal Indemnity Company of Charlotte, NC; Fidelity & Casualty Company of New York, NY; St. Paul Surplus Company of St. Paul, MN; and Reliance Insurance Company of Philadelphia, PA. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA. All of the insurance policies expire on June 1, 1996. The aggregate premium for these insurance policies is $786,500 for the directors and officers liability coverage and $123,059 for the pension trust liability coverage. It is expected that the above liability insurance coverage will be renewed or replaced upon expiration of the above policies.

                                  OTHER MATTERS

     Management does not intend to present and has no knowledge that others will present at the annual meeting matters other than those set forth herein. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares represented in accordance with their judgment, pursuant to the discretionary authority granted therein.

VOTING, SOLICITATION OF PROXIES AND SHAREHOLDER PROPOSALS

         The outstanding voting securities of the Corporation are its shares of Common Stock and its ESOP Preference Stock. Under New York law and the Corporation's Certificate of Incorporation, each share of Common Stock

----------

(1)* Mr. McCullough will be retiring from the Board of Directors, pursuant to board policy, as of April 9, 1996.

outstanding on the record date is entitled to one vote at the Annual Meeting of Shareholders. Each share of ESOP Preference Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preference Stock could be converted on the record date, which for the 1996 Annual Meeting is one vote per share. The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes constitutes a quorum. As of March 1, 1996 there were issued and outstanding and entitled to vote 105,218,990 shares of Common Stock and 6,160,405 shares of ESOP Preference Stock.

     The Proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Corporation or in person at the meeting, will be voted in accordance with the choice made by the shareholder. If no instructions are indicated but the Proxy is executed, the Proxy will be voted FOR the election of all Directors, FOR the 1996 Directors Stock Plan, and FOR ratification of the appointment of KPMG Peat Marwick LLP, as independent auditors.

     Votes are tabulated by the Corporation's transfer agent using the transfer agent's automated system. Under New York law, directors are elected by a plurality of the votes cast at the meeting. The proposal to approve the 1996 Directors Stock Plan and to ratify the appointment of the auditors requires a majority of the votes cast at the meeting.

     Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted for such purposes except that under Federal regulations, for purposes of the proposal to adopt the 1996 Directors Stock Plan abstentions are treated as voting on the matter and therefore will have the effect of a negative vote. Broker non-votes, that is, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters, will be considered to be represented at the meeting but will be considered to be voted only as to those matters actually voted on.

     THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD ON APRIL 9, 1996 AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. Only shareholders of record at the close of business on March 1, 1996 will be entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof. Anyone giving a Proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing that the Proxy is revoked or by attending and voting in person at the meeting.

     The cost of the solicitation of Proxies will be borne by the Corporation. The Corporation has retained Morrow & Co. to assist it in the solicitation of Proxies for a fee of $6,000 plus out-of-pocket expenses. In addition, solicitations may be made by mail, telephone, telegraph and personal interview, by the directors, officers and regularly engaged employees of the Corporation, without extra compensation.

     Shareholder proposals intended for inclusion in next year's Proxy Statement must be received by the Secretary of the Corporation at One Theall Road, Rye, New York 10580, no later than November 6, 1996.

     If you do not plan to attend the Annual Meeting of Shareholders on April 9, 1996 in person, the management urges that you show your interest in the Corporation's affairs, whether your holdings are large or small, by promptly signing and returning the enclosed Proxy so that your stock may be voted. A postage paid return envelope is provided. The giving of such Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                      By order of the Board of Directors.

                                                    MELVILLE CORPORATION

                                                     ARTHUR V. RICHARDS
                                                Vice President and Secretary

Dated: March 7, 1996

                                                                       EXHIBIT A

                              MELVILLE CORPORATION
                            1996 DIRECTORS STOCK PLAN

1. PURPOSE

     The purpose of this Plan is to afford present and future directors of Melville Corporation (the "Company") an opportunity to secure a stock ownership in the Company, thereby encouraging them to acquire a direct and long term interest in the growth and prosperity of the Company and to have the outlook and consideration of an owner of the Company. This Plan also permits the Company to compete with other organizations offering similar plans in attracting and retaining the services of directors of exceptional talent who are able to make important contributions to the Company's success.

2. ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan, provided, however, that the Board shall have no discretion with regard to the selection of individual directors to receive stock grants under the Plan. The Board's interpretation of the terms and provisions of this Plan shall be final and conclusive. The Board may authorize an appropriate officer or officers of the Company to execute, on behalf of the Company, such agreements and other instruments as may be necessary to implement this Plan.

3. ELIGIBILITY

     Participation will be limited to individuals who are Eligible Directors as defined herein. Eligible Director shall mean a director of the Company who at the relevant time is not, and within the one year period immediately preceding such time has not been, an employee of the Company or its subsidiaries or otherwise eligible for selection to participate in any plan of the Company or its subsidiaries that entitles the participant therein to acquire stock, stock options or stock appreciation rights of the Company or its subsidiaries, other than this Plan and the Melville Corporation 1989 Directors Stock Option Plan.

4. SHARES SUBJECT TO THE PLAN

     (a) Subject to the adjustments made pursuant to paragraph (c) of this
Section 4, the aggregate number of shares of Common Stock, $1.00 par value, of the Company ("Stock") which may be issued under the Plan shall be 150,000.

     (b) Any shares of Stock to be delivered under the Plan shall be made available from newly issued shares of Stock or from shares of Stock reacquired by the Company, including such shares purchased in the open market.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Stock, the aggregate number of shares of Stock which may be issued under the Plan and the number of shares of Stock subject to the later issuance by reason of previous deferral of payment shall be increased or decreased proportionately, as the case may be.

5. ANNUAL STOCK GRANTS

     Effective as of the end of each annual meeting of shareholders of the Company, each person who is an Eligible Director shall be granted an award of 300 shares of Stock in respect of the preceding Award Year except that if the Eligible Director was not a director of the Company for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Director was a director of the Company. If an Eligible Director retires, resigns, dies or otherwise ceases to be a director of the Company prior to the end of the annual meeting of shareholders of the Company, there shall be granted, effective as of the first day of the month after such person's termination of service as a director of the Company, an award of 25 shares of Stock for each month during the Award Year such person was a director. For purposes of this Section 5, a part of a month shall be treated as a month and an Award Year shall mean the period from the first day of the month after an annual meeting of shareholders of the Company to the beginning of the next annual meeting of shareholders of the Company.

6. DIRECTOR STOCK COMPENSATION

     (a) The compensation of each Eligible Director shall be paid one-half in Stock and, unless otherwise elected under paragraph (b) by an Eligible Director, one-half in cash. Compensation for this purpose means annual retainer fees, but does not include supplemental retainer fees for committee chair positions which shall be paid in cash unless otherwise elected under paragraph (b) by an Eligible Director.

     (b) Each Eligible Director may elect in accordance with rules established by the Board and uniformly applied, to receive in Stock any part of such Eligible Director's compensation (including fees for chair positions but not including meeting attendance fees) otherwise payable in cash. The number of shares of Stock to be issued in lieu of such cash shall be determined by dividing the average of the high and low sales price of the Company's Common Stock on the date the cash is otherwise payable as reported on the Composite Tape for such day into the cash amount elected to be received in Stock, rounded down to the next whole number of shares.

     (c)(i) Each Eligible Director may elect to defer the receipt of shares otherwise currently payable to such Eligible Director under Sections 5, 6 or 7 of this Plan until such Eligible Director terminates service as a Director. In that event, such Eligible Director shall be granted an immediate award of share credits equal to the number of shares of Stock elected to be deferred.

     (ii) As soon as practicable after an Eligible Director has ceased being a director of the Company, all awards shall be paid to the Eligible Director or, in the case of the death of the Eligible Director, the Eligible Director's designated beneficiary or beneficiaries or in the absence of a designated beneficiary, to the estate of the Eligible Director, in a single payment.

     (iii)(A) In addition to the payment provided for in paragraph (c)(ii) of this Section 6, each Eligible Director (or beneficiary) entitled to payment under this Section 6(c) shall receive at the same time the dividend equivalent amounts calculated under subparagraph (B) below.

     (B) The dividend equivalent amount is the number of additional share credits attributable to the number of share credits originally granted plus additional share credits calculated hereunder. Such additional share credits shall be determined and credited as of each dividend payment date occurring prior to an Eligible Director ceasing to be an Eligible Director of the Company by dividing the aggregate cash dividends which would have been paid had share credits awarded or credited under this subparagraph (iii), as the case may be, been actual shares of Stock on the record date for such dividend by the market price per share of Stock on the dividend payment date. For this purpose, the market price on any day shall be the average of the highest and lowest sales price of Stock as reported on the Composite Tape for such day, unless the Board determines that another procedure for determining market price would be more appropriate.

     (iv) Payments pursuant to paragraphs (ii) and (iii) above shall be made in shares of Stock except that there shall be paid in cash the value of any fractional share.

7. RETIREMENT BENEFITS CONVERSION

     Each person who is an Eligible Director as of the end of the annual meeting of shareholders of the Company at which the Plan is approved shall have the right to elect within 30 days after such meeting on a form prescribed by the Company for such purpose to waive any and all rights under the Directors Retirement Plan and to receive in lieu of such rights a grant of shares of Stock. Unless otherwise elected under paragraph 6(b) by an Eligible Director, such shares shall be delivered to such Eligible Director as soon as possible after the end of the 30 day election period. The number of shares of Stock to be granted in lieu of an Eligible Director's benefit rights under the Directors Retirement Plan shall be calculated by the Company's actuarial consultants using assumptions that are reasonable and uniformly applied.

8. DELIVERY OF SHARES; TRANSFER OF SHARES

     No shares of Stock shall be delivered under the Plan until the requirements of such laws and regulations as may be deemed by the Board to be applicable thereto are satisfied. No shares of Stock shall be transferable until at least six months after receipt to the extent necessary to obtain exemptive relief under Section 16 of the Securities Exchange Act of 1934.

9. GENERAL PROVISIONS

     (a) Designation of Beneficiary. Each Eligible Director may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written instrument of beneficiaries with the Board on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Eligible Director.

     (b) Except as may be permitted by Section 9(a), no right to receive Stock hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and of no effect.

     (c) No Segregation of Cash or Shares. The Company shall not be required to segregate any cash or any shares of Stock which may at any time be represented by Stock grants, share credits or dividend equivalents. No Eligible Director shall have voting or other rights which respect to shares of Stock prior to the delivery of such shares. The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any Stock or any other property, and the liabilities of the Company to any Eligible Director pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

     (d) New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

     (e) Withholding of Taxes. The Company shall be authorized to withhold from any payment due under this Plan the amount of withholding taxes, if any, due in respect of an award or payment hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

10. AMENDMENTS, SUSPENSION OR DISCONTINUANCE

     The Board of Directors may amend, suspend, or discontinue the Plan, but except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 may not make any amendment which operates (a) to modify the class of persons who constitute Eligible Directors as defined in the Plan, (b) to increase the total number of shares of Stock available under the Plan, or (c) to extend the period during which awards may be granted under the Plan. The provisions of Sections 5, 6 and 7 may not be amended more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules under either such statute.

11. TERMINATION

     The Plan shall be effective as of the annual meeting of shareholders of the Company at which the shareholders approve the Plan. No grant shall be made under the Plan after expiration of ten years from the date upon which the Plan is approved by vote of the shareholders.

MELVILLE CORPORATION
ONE THEALL ROAD
RYE, NEW YORK 10580                                                        PROXY
--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    MELVILLE CORPORATION (THE "CORPORATION")

The undersigned hereby appoints STANLEY P. GOLDSTEIN, DONALD F. MCCULLOUGH AND
M. CABELL WOODWARD, JR., and each of them, the undersigned's true and lawful proxies, agents and attorneys, each with full power to act without the others and with full power of substitution and revocation, for and on behalf of the undersigned, to vote all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 9, 1996, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, "FOR"
ITEM 2 AND "FOR" ITEM 3.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark
your votes as
indicated in
this example     [X}


THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, "FOR"
ITEM 2 AND "FOR" ITEM 3. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

1. ELECTION OF DIRECTORS

Nominees:

A.J. Bloostein
W.D. Cornwell
T.P. Gerrity
S.P. Goldstein
M.H. Jordan
W.H. Joyce

T.R. Lautenbach
H. Rosenthal
I.G. Seidenberg
P.C. Stewart
M.C. Woodward, Jr.

FOR     WITHHELD
         FOR ALL
[ ]     [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below).

2. Approval of the 1996 Directors
   Stock Plan.

FOR    AGAINST ABSTAIN
[ ]    [ ]     [ ]


3. Approval of Auditors.

FOR    AGAINST ABSTAIN
[ ]    [ ]     [ ]


4. In their discretion, the proxies and each of them, are authorized to vote in accordance with their judgment upon such other business as may properly come before this meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the meeting in accordance with your instructions if you do not plan to attend the meeting. Please indicate any change in address.

Signature(s) ___________________________________________ Date __________________
       NOTE: Please sign as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

MELVILLE CORPORATION
ONE THEALL ROAD
RYE, NEW YORK 10580                                                        PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    MELVILLE CORPORATION (THE "CORPORATION")

The undersigned hereby instructs The Bank of New York, as trustee*, to vote all the shares of Series One Convertible Preference Stock (the "ESOP Stock") of the Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 9, 1996, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, "FOR"
ITEM 2 AND "FOR" ITEM 3.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

* THE BANK OF NEW YORK, AS TRUSTEE HAS APPOINTED CHEMICAL MELLON AS AGENT TO TALLY THE VOTES.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark
your votes as
indicated in
this example   [X}


THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, "FOR"
ITEM 2 AND "FOR" ITEM 3. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

1. ELECTION OF DIRECTORS


Nominees:

A.J. Bloostein
W.D. Cornwell
T.P. Gerrity
S.P. Goldstein
M.H. Jordan
W.H. Joyce

T.R. Lautenbach
H. Rosenthal
I.G. Seidenberg
P.C. Stewart
M.C. Woodward, Jr.

FOR     WITHHELD
         FOR ALL
[ ]     [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below).

2. Approval of the 1996 Directors
   Stock Plan.

FOR    AGAINST ABSTAIN
[ ]    [ ]     [ ]


3. Approval of Auditors.

FOR    AGAINST ABSTAIN
[ ]    [ ]     [ ]


4. In its discretion, The Bank of New York as trustee, is authorized to vote in accordance with its judgment upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the meeting in accordance with your instructions if you do not plan to attend the meeting. Please indicate any change in address.

Signature(s) ___________________________________________ Date __________________
       NOTE: Please sign as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE